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                                                                   EXHIBIT 23.2



             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We have issued our report dated January 20, 1997, accompanying the financial statements of Bayard Drilling Technologies, Inc. included in the Annual Report of the Company to its shareholders on Form 10-K for the year ended December 31, 1997 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement on Form S-8 of the aforementioned report.



                                             /s/ GRANT THORNTON LLP

                                             GRANT THORNTON LLP

Oklahoma City, Oklahoma
April 8, 1998